                                                                Exhibit 4.5

                         WEBCRAFT EMPLOYEE SAVINGS TRUST

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS


                                   ARTICLE II

                          TOP HEAVY AND ADMINISTRATION




2.1      TOP HEAVY PLAN REQUIREMENTS....................................14

2.2      DETERMINATION OF TOP HEAVY STATUS..............................14

2.3      POWERS AND RESPONSIBILITIES OF THE COMPANY.....................18

2.4      DESIGNATION OF ADMINISTRATIVE AUTHORITY........................18

2.5      ALLOCATION AND DELEGATION OF RESPONSIBILITIES..................18

2.6      POWERS AND DUTIES OF THE ADMINISTRATOR.........................19

2.7      RECORDS AND REPORTS............................................20

2.8      APPOINTMENT OF ADVISERS........................................20

2.9      INFORMATION FROM EMPLOYER......................................20

2.10     PAYMENT OF EXPENSES............................................20

2.11     MAJORITY ACTIONS...............................................21

2.12     CLAIMS PROCEDURE...............................................21

2.13     CLAIMS REVIEW PROCEDURE........................................21



                                   ARTICLE III

                                   ELIGIBILITY




3.1      CONDITIONS OF ELIGIBILITY......................................22

3.2      APPLICATION FOR PARTICIPATION..................................22

3.3      EFFECTIVE DATE OF PARTICIPATION................................22




3.4      DETERMINATION OF ELIGIBILITY...................................22

3.5      TERMINATION OF ELIGIBILITY.....................................23

3.6      OMISSION OF ELIGIBLE EMPLOYEE..................................23

3.7      INCLUSION OF INELIGIBLE EMPLOYEE...............................24

3.8      ELECTION NOT TO PARTICIPATE....................................24



                                   ARTICLE IV

                           CONTRIBUTION AND ALLOCATION




4.1      FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION................24

4.2      PARTICIPANT'S SALARY REDUCTION ELECTION........................25

4.3      TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION.....................29

4.4      ALLOCATION OF CONTRIBUTION AND EARNINGS........................29

4.5      ACTUAL DEFERRAL PERCENTAGE TESTS...............................34

4.6      ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS.................36

4.7      ACTUAL CONTRIBUTION PERCENTAGE TESTS...........................39

4.8      ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS.............41

4.9      MAXIMUM ANNUAL ADDITIONS.......................................44

4.10     ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS......................49

4.11     TRANSFERS FROM QUALIFIED PLANS.................................50

4.12     VOLUNTARY CONTRIBUTIONS........................................52

4.13     DIRECTED INVESTMENT ACCOUNT....................................53


                                    ARTICLE V

                                   VALUATIONS




5.1      VALUATION OF THE TRUST FUND....................................54

5.2      METHOD OF VALUATION............................................54



                                   ARTICLE VI

                   DETERMINATION AND DISTRIBUTION OF BENEFITS




6.1      DETERMINATION OF BENEFITS UPON RETIREMENT......................54

6.2      DETERMINATION OF BENEFITS UPON DEATH...........................55

6.3      DETERMINATION OF BENEFITS IN EVENT OF DISABILITY...............56

6.4      DETERMINATION OF BENEFITS UPON TERMINATION.....................56

6.5      DISTRIBUTION OF BENEFITS.......................................59

6.6      DISTRIBUTION OF BENEFITS UPON DEATH............................63

6.7      TIME OF SEGREGATION OR DISTRIBUTION............................64

6.8      DISTRIBUTION FOR MINOR BENEFICIARY.............................65

6.9      LOCATION OF PARTICIPANT OR BENEFICIARY ........................65

6.10     ADVANCE DISTRIBUTION FOR HARDSHIP..............................65

6.11     QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION................67

6.12     DIRECT ROLLOVER................................................67

6.13     TRANSFER OF INTEREST...........................................69


                                   ARTICLE VII

                    AMENDMENT, TERMINATION, MERGERS AND LOANS




7.1      AMENDMENT......................................................69

7.2      TERMINATION....................................................70

7.3      MERGER OR CONSOLIDATION........................................70

7.4      LOANS TO PARTICIPANTS..........................................70



                                  ARTICLE VIII

                                  MISCELLANEOUS




8.1      PARTICIPANT'S RIGHTS...........................................71

8.2      ALIENATION.....................................................71

8.3      CONSTRUCTION OF PLAN...........................................72

8.4      GENDER AND NUMBER..............................................72

8.5      LEGAL ACTION...................................................72

8.6      PROHIBITION AGAINST DIVERSION OF FUNDS.........................72

8.7      BONDING........................................................73

8.8      EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE.....................73

8.9      RECEIPT AND RELEASE FOR PAYMENTS...............................73

8.10     ACTION BY AN EMPLOYER..........................................74

8.11     NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY.............74

8.12     HEADINGS.......................................................74

8.13     APPROVAL BY INTERNAL REVENUE SERVICE...........................74

8.14     UNIFORMITY.....................................................75


                                   ARTICLE IX

                             PARTICIPATING EMPLOYERS




9.1      ADOPTION BY OTHER EMPLOYERS....................................75

9.2      REQUIREMENTS OF PARTICIPATING EMPLOYERS........................75

9.3      DESIGNATION OF AGENT...........................................76

9.4      EMPLOYEE TRANSFERS.............................................76

9.5      DISCONTINUANCE OF PARTICIPATION................................76

9.6      ADMINISTRATOR'S AUTHORITY......................................76



                                    ARTICLE X

                        PARTICIPANTS' STOCKHOLDER RIGHTS




10.1     VOTING SHARES OF THE COMMON STOCK
         OF BIG FLOWER HOLDINGS, INC....................................77

10.2     TENDER OFFERS..................................................77

10.3     APPLICABILITY..................................................79

10.4     CONFIDENTIALITY................................................79


                         WEBCRAFT EMPLOYEE SAVINGS TRUST


                                    ARTICLE I

                                   DEFINITIONS


         1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.2 "Administrator" means the Webcraft Retirement Committee, which has been designated by the Company pursuant to Section 2.4 to administer the Plan on behalf of the Employers.

         1.3 "Affiliate" means (a) any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes an Employer; (b) any trade or business (whether or not incorporated) under common control (as defined in Code Section 414(c)) with an Employer;
(c) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes an Employer, a corporation described in clause (a) of this subdivision or a trade or business described in clause (b) of this subdivision or (d) any other entity required to be aggregated with an Employer pursuant to Regulations under Code
Section 414(o).

         1.4 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of
Section 2.2.

         1.5 "Anniversary Date" means December 31st.

         1.6 "Beneficiary" means the person to whom deceased Participant's total account is payable, subject to the restrictions of Sections 6.2 and 6.6.

         1.7 "Code" means the Internal Revenue Code, as amended or replaced from time to time.

         1.8 "Compensation" with respect to any Participant means such Participant's wages, salaries, fees for professional services, commissions, bonuses and similar payments made by an Employer (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the Plan to the extent that the amounts are includible in gross income, except that compensation shall exclude (a)(1) contributions made by an Employer to a plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of the Participant to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Participant's gross income, (3) any distributions from a plan of deferred compensation; b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Participant).

                  For purposes of this Section, the determination of Compensation shall be made by:

                           (a) excluding severance pay,

                           (b) excluding long-term incentive plan payments,

                           (c) including commissions and bonuses earned prior to
                  termination of employment but not paid until after the date of termination, and

                           (d) including amounts which are contributed by the
                  Employer pursuant to a salary reduction agreement which are not includible in the gross income of the Participant under Code Section 125, 402(e)(3)and 404(h), 403(b) or 454, and
                  Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

                  For a Participant's initial year of participation, Compensation shall be recognized as of such Participant's effective date of participation pursuant to Section 3.3.

                  Compensation in excess of (I) $160,000 for the Plan Year beginning January 1, 1997 and (II) for each subsequent Plan Year, the dollar amount prescribed by Code Section 401(a)(17) (as adjusted for increases in the cost-of-living) shall not be taken into account for any purposes under the Plan.

                  If, in connection with the adoption of this amendment and restatement, the definition of Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, Compensation means compensation determined pursuant to the Plan then in effect.

         1.9 "Contract" or "Policy" means any life insurance policy, retirement income or annuity policy, or annuity contract (group or individual) issued pursuant to the terms of the Plan.

         1.10 "Deferred Compensation" with respect to any Participant means the amount of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to Section
4.2 excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.10(a).

         1.11 "Elective Contribution" means an Employer's contribution to the Plan of Deferred Compensation excluding any amounts distributed as excess "annual additions" pursuant to Section 4.10(a). In addition, any Employer Qualified Non-Elective Contribution made pursuant to Section 4.6 shall be considered an Elective Contribution for purposes of the Plan. Any such contributions deemed to be Elective Contributions shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the discrimination requirements of Regulation Section 1.401(k)-1(b)(5), the provisions of which are specifically incorporated herein by reference.

         1.12 "Eligible Employee" means any regular non-bargaining unit Employee who is scheduled to work 30 hours or more a week.

         1.13 "Employee" means an individual whose relationship with an Employer is, under common law, that of an employee. Notwithstanding the foregoing, no individual who renders services for an Employer shall be considered an Employee for purposes to the Plan if such individual renders such services pursuant to
(i) an agreement providing that such services are to be rendered by the individual as an independent contractor, (ii) an agreement with an entity, including a leasing organization within the meaning of Code Section 414(n)(2), that is not an Employer, or (iii) an agreement that contains a waiver of participation in the Plan.

         1.14 "Employer" means Webcraft, Inc. or an Affiliate which shall adopt the Plan, any successor which shall maintain the Plan, and any predecessor which has maintained this Plan.

         1.15 "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of Employer matching contributions made pursuant to Section 4.1(b), voluntary Employee contributions made pursuant to
Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.7(a).

         1.16 "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a). Excess

Contributions, including amounts recharacterized pursuant to Section 4.6(a)(2), shall be treated as an "annual addition" pursuant to Section 4.9(b).

         1.17 "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 4.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.9(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year. Additionally, for purposes of Sections 2.2 and 4.4(g), Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to Section 4.2(f). However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.5(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).

         1.18 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Company, and the Administrator.

         1.19 "Fiscal Year" means the Company's accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

         1.20 "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

                           (a) the distribution of the entire Vested
                  portion of a Terminated Participant's Account, and

                           (b) the last day of the Plan Year in which the
                  Participant incurs five (5) consecutive 1-Year Breaks in Service.

                  Furthermore, for purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested benefit is zero, such Terminated Participant shall be deemed to have received a distribution of his Vested benefit upon his termination of employment. Restoration of such amounts shall occur pursuant to

Section 6.4(f)(2). In addition, the term "Forfeiture" shall also include amounts deemed to be a Forfeiture pursuant to any other provision of this Plan.

         1.21 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

         1.22 "415 Compensation" with respect to any Participant means such Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation Section 1.62-2(c)) for a Plan Year.

              "415 Compensation" shall exclude (a)(1) contributions made by an Employer to a plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of a Participant to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Participant's gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Participant).

              If, in connection with the adoption of this amendment and restatement, the definition of "415 Compensation" has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, "415 Compensation" means compensation determined pursuant to the Plan then in effect.

         1.23 "414(s) Compensation" with respect to any Participant means such Participant's Elective Contributions attributable to Deferred Compensation recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) plus "415 Compensation" paid during a Plan Year. The amount of "414(s) Compensation" with respect to any Participant shall include "414(s) Compensation" for the entire twelve (12) month period ending on the last day of such Plan Year, except that "414(s) Compensation" shall only be recognized for that portion of the Plan Year during which an Employee was a Participant in the Plan.

                  For purposes of this Section, the determination of "414(s) Compensation" shall be made by including amounts which are contributed by an Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Section 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

                  "414(s) Compensation" in excess of (I) $160,000 for the Plan Year beginning January 1, 1997 and (II), for each subsequent Plan Year, the dollar amount prescribed by Section 401(a)(17) of the Code (as adjusted for increases in the cost of living) shall not be taken into account for any purposes under the Plan.

                  If, in connection with the adoption of this amendment and restatement, the definition of "414(s) Compensation" has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, "414(s) Compensation" means compensation determined pursuant to the Plan then in effect.

         1.24 "Highly Compensated Employee" means an Employee described in Code
Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for an Employer during the "determination year" and is in one or more of the following groups:

                           (a) Employees who at any time during the
                  "determination year" or "look-back year" were "five percent owners" as defined in Section 1.29(c).

                           (b) Employees who received "415 Compensation" during
                  the "look-back year" from an Employer in excess of $75,000.

                           (c) Employees who received "415 Compensation" during
                  the "look-back year" from an Employer in excess of $50,000 and were in the Top Paid Group of Employees for the Plan Year.

                           (d) Employees who during the "look-back year" were
                  officers (as that term is defined within the meaning of the Regulations under Code Section 416) and received "415 Compensation" during the "look-back year" greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; and (ii) the greater of 3 employees or 10 percent of all employees. For the purpose of determining the number of officers, Employees described in Section 1.51(a), (b), (c) and
                  (d) shall be excluded, but such Employees shall still be considered for the purpose of identifying the particular Employees who are officers. If there is not at least one officer whose annual "415 Compensation" is in excess of 50 percent of the Code Section 415(b)(1)(A) limit, then the highest paid officer will be treated as a Highly Compensated Employee.

                           (e) Employees who are in the group consisting of the
                  100 Employees paid the greatest "415 Compensation" during the "determination year" and are also described in (b), (c) or (d) above when these paragraph are modified to substitute "determination year" for "look-back year."

                  The "determination year" shall be the Plan Year for which testing is being performed. The "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the "lag period" is less than twelve months long, the dollar threshold amounts specified in (b), (c) and (d) above shall be prorated based upon the number of months in the "lag period".

                  For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by an Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Section 123, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. Additionally, the dollar threshold amount specified in (b) and (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

                  In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees.

         1.25 "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner." For purposes of this Section, "determination year," "415 Compensation" and "five percent owner" shall be determined in accordance with Section 1.24. Highly Compensated Former Employees shall be treated as Highly Compensation Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

         1.26 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

         1.27 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by an Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by an Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by an Employer without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

                  Notwithstanding any other provision within this Section 1.27, in the case of any person who becomes an Employee as a result of the Company's acquisition of assets from IMPCO, services performed for IMPCO shall be considered services performed for the Company in determining Hours of Service credited to such Employee under the Plan.

                  Effective July 1, 1998 and notwithstanding any other provision within this Section 1.27, in the case of any person who becomes an Employee as a result of the Company's acquisition of membership units of ColorStream Technologies, L.L.C. ("ColorStream"), services performed for ColorStream shall be considered services performed for the Company in determining Hours of Service credited to such Employee under the Plan.

         1.28 "Income" means the income or losses allocable to Excess Deferred Compensation, Excess Contributions or Excess Aggregate Contributions which amount shall be allocated in the same manner as income or losses are allocated pursuant to Section 4.4(f).

         1.29 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

                           (a) an officer (as that term is defined with the
                  meaning of the Regulations under Code Section 416) having annual ("415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

                           (b) one of the ten employees having annual "415
                  Compensation" for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employers.

                           (c) a "five percent owner" of an Employer. "Five
                  percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of an Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of an Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in an Employer. In determining percentage ownership hereunder, employers that are aggregated under Code Section 414(b), (c),
                  (m) and (o) shall be treated as separate employers.

                           (d) a "one percent owner" of an Employer having an
                  annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of an Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of an Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in an Employer. In determining percentage ownership hereunder, employers that are aggregated under Code Section 414(b),

                  (c), (m) and (o) shall be treated as separate employers. However, in determining the amount of an individual's "415 Compensation", "415 Compensation" from each Affiliate shall be taken into account.

                  For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by an Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Section 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

         1.30 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

         1.31 "Month of Service" means a calendar month during any part of which an Employee completed an Hour of Service. Except, however, a Participant shall be credited with a Month of Service for each month during the 12 month computation period in which he has not incurred a 1-Year Break in Service.

         1.32 "Non-Elective Contribution" means an Employer's contributions to the Plan excluding, however, contributions made pursuant to the Participant's deferral election provided for in Section 4.2 and any Qualified Non-Elective Contribution.

         1.33 "Non-Highly Compensated Participant" means any Participant who is not a Highly Compensated Employee.

         1.34 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

         1.35 "Normal Retirement Age" means the Participant's 65th birthday, or his 5th anniversary of joining the Plan, if later, but in no event later than his 55th birthday. A Participant shall become fully Vested in his Participant's Account upon attaining his Normal Retirement Age.

         1.36 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

         1.37 "1-Year Break in Service" means the applicable computation period of 12 consecutive months during which an Employee fails to accrue a Month of Service. Further, solely for the purpose of determining whether a Participant has incurred a 1- Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

                  An Employee shall not be deemed to have incurred a 1-Year Break in Service if he completes an Hour of Service within 12 months following the last day of the month during which his employment terminated.

                  "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

                  A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period.

         1.38 "Participant" means any Eligible Employee who participates in the Plan as provided in Sections 3.2 and 3.3, and has not for any reason become ineligible to participate further in the Plan.

         1.39 "Participant's Combined Account" means the total aggregate amount of each Participant's Elective Account and Participant's Matching Account.

         1.40 "Participant's Elective Account" means the account established and maintained for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Elective Contributions. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to Elective Contributions pursuant to Section 4.2 and any Employer Qualified Non-Elective Contributions.

         1.41 "Participant's Matching Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Non-Elective Contributions.

         1.42 "Plan" means this instrument, including all amendments thereto.

         1.43 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st.

         1.44 "Qualified Non-Elective Contribution" means an Employer's contributions to the Plan that are made pursuant to Section 4.6. Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the "Actual Deferral Percentage" tests.

                  In addition, the Employer's contributions to the Plan that are made pursuant to Section 4.8(g) which are used to satisfy the "Actual Contribution Percentage" tests shall be considered Qualified Non-Elective Contributions and be subject to the provisions of Sections 4.2(b) and 4.2(c).

         1.45 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

         1.46 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

         1.47 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date or Late Retirement Date (see
Section 6.1).

         1.48 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

         1.49 "Top Heavy Plan" means a plan described in Section 2.2(a).

         1.50 "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan.

         1.51 "Top Paid Group" means the top 20 percent of Employees who performed services for the Employers during the applicable year, ranked according to the amount of "415 Compensation" (determined for this purpose in accordance with Section 1.24) received from the Employers during such year. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from an Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

                           (a) Employees with less than six (6) months of
                  service;

                           (b) Employees who normally work less than 17 1/2
                  hours per week;

                           (c) Employees who normally work less than six (6)
                  months during a year; and

                           (d) Employees who have not yet attained age 21.

                  In addition, if 90 percent or more of the Employees of the Employers are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and an Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

                  The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code
Section 414(q) definition is applicable.

         1.52 "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Acts.

         1.53 "Trustee" means the person or entity named as trustee in a written agreement between the Company and the person holding assets of the Plan in trust.

         1.54 "Trust Fund" means the assets of the Plan and its related trust as the same shall exist from time to time that are held by the Trustee pursuant to the terms of a written agreement between the Company and Trustee.

         1.55 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

         1.56 "Voluntary Contribution Account" means the account established and maintained for each Participant with respect to his total interest in the Plan resulting from the Participant's nondeductible voluntary contributions made pursuant to Section 4.12.

                  Amounts recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) shall remain subject to the limitations of Sections 4.2(b) and 4.2(c). Therefore, a separate accounting shall be maintained with respect to that portion of the Voluntary Contribution Account attributable to voluntary Employee contributions made pursuant to Section 4.12.

         1.57 "Year of Service" means twelve (12) consecutive Months of Service. The computation period shall be the Plan Year.


                                   ARTICLE II

                          TOP HEAVY AND ADMINISTRATION


2.1  TOP HEAVY PLAN REQUIREMENTS

                  For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 of the Plan.

2.2  DETERMINATION OF TOP HEAVY STATUS

                           (a) This Plan shall be a Top Heavy Plan for any Plan
                  Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                                    If any Participant is a Non-Key Employee for
                  any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

                           (b) Aggregate Account: A Participant's Aggregate
                  Account as of the Determination Date is the sum of:

                           (1) his Participant's Combined Account balance as of the most recent valuation occurring within a twelve
                           (12) month period ending on the Determination Date;

                           (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

                           (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

                           (4) any employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

                           (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to- plan transfers as part of the Participant's Aggregate Account balance.

                           (6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the

                           Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                           (7) For the purposes of determining whether two employers are to be treated as the same employer in
                           (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

                           (c) "Aggregation Group" means either a Required
                  Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                           (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                                    In the case of a Required Aggregation Group,
                           each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

                           (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

                                    In the case of a Permissive Aggregation
                           Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy

                           Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

                           (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

                           (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

                           (d) "Determination Date" means (a) the last day of
                  the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

                           (e) Present Value of Accrued Benefit: In the case of
                  a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

                           (f) "Top Heavy Group" means an Aggregation Group in
                  which, as of the Determination Date, the sum of:

                           (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

                           (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

                  exceeds sixty percent (60%) of a similar sum determined for all Participants.

                           (g) In any Plan Year commencing prior to January 1,
                  2000 for which the Plan is a top-heavy plan, instead of the provisions of clause (a)(2) of Section 4.9, the relevant measure of a Participant's annual additions under such clause shall be the Participant's "415 Compensation" for such limitation year, unless for any such Plan Year (i) the percentage of account balances of Participants who are key employees does not exceed 90 percent (90%) and (ii) employer contributions and forfeitures allocated to the accounts of each Participant who is not a key employee equals at least 4 percent (4%) of such Participant's 415 Compensation.


2.3  POWERS AND RESPONSIBILITIES OF THE COMPANY

                  The Company shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary.

2.4  DESIGNATION OF ADMINISTRATIVE AUTHORITY

                  The Company shall appoint one or more Administrators. If the Company appoints a committee to be an Administrator, then the Committee shall appoint individuals to serve as the members of the committee. Any person, including, but not limited to, the Employees of an Employer, shall be eligible to serve as an Administrator or a member of a committee serving as an Administrator. Any individual so appointed shall signify his acceptance by filing written acceptance with the Company. An individual may resign by delivering his written resignation to the Company or may be removed by the Company by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the individual if no date is specified.

                  The Company, upon the resignation or removal of an Administrator or an individual serving as a member of a committee serving as an Administrator, shall promptly designate in writing a successor. If the Company does not appoint an Administrator, the Company will function as the Administrator.

2.5  ALLOCATION AND DELEGATION OF RESPONSIBILITIES

                  If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Company and accepted in writing by each Administrator. In the event that no such delegation is made by the Company, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Company in writing of such action and specify the responsibilities of each Administrator. In the case of a committee serving as an Administrator, the committee members may allocate amongst themselves or delegate to another any of their responsibilities under the Plan.

2.6  POWERS AND DUTIES OF THE ADMINISTRATOR

                  The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

                  The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

                           (a) the discretion to determine all questions
                  relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

                           (b) to compute, certify, and direct the Trustee with
                  respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

                           (c) to authorize and direct the Trustee with respect
                  to all nondiscretionary or otherwise directed disbursements from the Trust;

                           (d) to maintain all necessary records for the
                  administration of the Plan;

                           (e) to interpret the provisions of the Plan and to
                  make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

                           (f) to determine the size and type of any Contract to
                  be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

                           (g) to compute and certify to the Company and to the
                  Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

                           (h) to prepare and implement a procedure to notify
                  Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

                           (i) to assist any Participant regarding his rights,
                  benefits, or elections available under the Plan.

2.7  RECORDS AND REPORTS

                  The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.8  APPOINTMENT OF ADVISERS

                  The Administrator may appoint counsel, specialists, advisers, and other persons as the Administrator deems necessary or desirable in connection with the administration of the Plan.

2.9  INFORMATION FROM EMPLOYER

                  To enable the Administrator to perform his functions, the Employers shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require. The Administrator may rely upon such information as is supplied by the Employers and shall have no duty or responsibility to verify such information.

2.10  PAYMENT OF EXPENSES

                  All expenses of administration may be paid out of the Trust Fund unless paid by the Employers. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employers may reimburse the Trust Fund for any administration expense incurred.

2.11  MAJORITY ACTIONS

                  Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.5, if there shall be more than one Administrator or is a committee serves as an Administrator, the Administrator or committee members, as the case may be, shall act by a majority of their number, but may authorize one or more of them to sign all papers on the Administrator(s) behalf.

2.12  CLAIMS PROCEDURE

                  Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.13  CLAIMS REVIEW PROCEDURE

                  Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section
2.12 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.12. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.


                                   ARTICLE III

                                   ELIGIBILITY


3.1  CONDITIONS OF ELIGIBILITY

                  Any Eligible Employee shall be eligible to participate hereunder on the date of his employment with an Employer. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

3.2  APPLICATION FOR PARTICIPATION

                  In order to become a Participant hereunder, each Eligible Employee shall make application to the Company for participation in the Plan and agree to the terms hereof. Upon the acceptance of any benefits under the Plan, such Employee shall automatically be deemed to have made application and shall be bound by the terms and conditions of the Plan and all amendments hereto.

3.3  EFFECTIVE DATE OF PARTICIPATION

                  An Eligible Employee shall become a Participant effective as of the earlier of the first day of the Plan Year or the first day of the seventh month of such Plan Year coinciding with or next following the date such Employee met the eligibility requirements of Section 3.1, except that an Employee who was a participant in the Webcraft, Inc. Employees Accumulated Savings Trust immediately prior to become an Eligible Employee shall become a Participant in the Plan on the date he becomes an Eligible Employee.

3.4  DETERMINATION OF ELIGIBILITY

                  The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Company. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.13.

3.5  TERMINATION OF ELIGIBILITY

                           (a) In the event an Employee who is a Participant is
                  reclassified as an ineligible Employee, such Employee shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Aggregate Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

                           (b) In the event a Participant is no longer a member
                  of an eligible class of Employees and becomes ineligible to participate but has not incurred a 1-Year Break in Service, he will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a 1-Year Break in Service, eligibility will be determined under the break in service rules of the Plan.

                           (c) If a Participant is transferred from one Employer
                  to another Employer or from an Employer to an Affiliate that is not an Employer, then such transfer shall not terminate the Participant's participation in the Plan and the Participant shall continue to participate in the Plan until an event occurs that would have entitled the Participant to a complete distribution of the Participant's vested interest in his or her accounts under the Plan had the Participant continued to be employed by an Employer until the occurrence of such event. Nevertheless, a Participant shall not be entitled to make Elective Contributions (and thus receive allocations of Matching Contributions) or rollover contributions to the Plan during any period of employment by an Affiliate that is not an Employer, and periods of employment with an Affiliate that is not an Employer shall be taken into account only (i) for purposes of determining when an individual is eligible to participate in the Plan, (ii) for measuring Years of Service and (iii) for purposes of determining whether a Participant terminated or retired from employment.

3.6  OMISSION OF ELIGIBLE EMPLOYEE

                  If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, such Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the Employer would have contributed with respect to the Employee had he not been omitted. Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.7  INCLUSION OF INELIGIBLE EMPLOYEE

                  If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer who made a contribution on behalf of such person shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture (except for Deferred Compensation which shall be distributed to the ineligible person) for the Plan Year in which the discovery is made.

3.8  ELECTION NOT TO PARTICIPATE

                  An Employee may, subject to the approval of the Company, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Company, in writing, at least thirty (30) days before the beginning of a Plan Year.


                                   ARTICLE IV

                           CONTRIBUTION AND ALLOCATION


4.1  FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

                  For each Plan Year, the Employers shall contribute to the
Plan:

                           (a) The amount of the total salary reduction
                  elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer's Elective Contribution.

                           (b) On behalf of each Participant who is eligible to
                  share in matching contributions for the Plan Year, a matching contribution equal to an amount as determined according to the following:

                           (1) For Participants whose annual base salary is less than $50,000, the Employer matching contribution shall be equal to 25% of the Participant's Elective Contributions to the extent the rate of such Elective Contributions in effect from time to time does not exceed 6% of his Compensation. For Participants whose annual base salary equals or exceeds $50,000, there shall be no Employer matching contribution.

                           (2) During a Plan Year, the Administrator may increase the Employer matching contribution percentage to a percentage not exceeding 50%. Any increase may be reduced or eliminated at any time at the sole discretion of the Administrator.

                  Matching contributions made pursuant to this Section shall be deemed an Employer's Non-Elective Contribution.

                           (c) Notwithstanding the foregoing, however, an
                  Employer's contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404.

                           (d) Except, however, to the extent necessary to
                  provide the top heavy minimum allocations, an Employer shall make a contribution even if it exceeds the amount which is deductible under Code Section 404.

4.2  PARTICIPANT'S SALARY REDUCTION ELECTION

                           (a) Each Participant may elect to defer his
                  Compensation which would have been received in the Plan Year, but for the deferral election, in any whole percentage between 1% and 17%. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election.

                                    The amount by which Compensation is reduced
                  shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to the Participant's Elective Account.

                           (b) The balance in each Participant's Elective
                  Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                           (c) Amounts held in the Participant's Elective
                  Account may not be distributable earlier than:

                           (1) a Participant's termination of employment, Total and Permanent Disability, or death;

                           (2) a Participant's attainment of age 59 1/2;

                           (3) the termination of the Plan without the establishment or existence of a "successor plan," as that term is described in Regulation Section l.401(k)-l(d)(3);

                           (4) the date of disposition by an Employer to an entity that is not an Affiliate of substantially all of the assets (within the meaning of Code
                           Section 409(d)(2)) used by the Employer in a trade or business if the Employer continues to participate in this Plan after the disposition if the Participant continues employment with the entity that acquired such assets;

                           (5) the date of disposition by an Employer of its interest in a subsidiary (within the meaning of Code
                           Section 409(d)(3)) to an entity which is not an Affiliate but only with respect to a Participant who continues employment with such subsidiary; or

                           (6) the hardship of a Participant, subject to the limitations of Section 6.10.

                           (d) For each Plan Year beginning after December 31,
                  1987, a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of an Employer participating in this Plan shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 4.2(f). The dollar limitation shall be adjusted annually pursuant to the method provided in Code
                  Section 415(d) in accordance with Regulations.

                           (e) In the event a Participant has received a
                  hardship distribution pursuant to Regulation Section 1.401(k)-1(d)(2)(iv)(B) from any other plan maintained by an Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by an Employer) for the taxable year of the hardship distribution.

                           (f) If a Participant's Deferred Compensation under
                  this Plan together with any elective deferrals (as defined in Regulation Section 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code
                  Section 457, or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Distributions in accordance with this paragraph may be made for any taxable year of the Participant which begins after December 31, 1986. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

                           (1) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

                           (2) the Participant shall designate the
                           distribution as Excess Deferred Compensation; and

                           (3) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

                                    Any distribution made pursuant to this
                  Section 4.2(f) shall be made simultaneously from Deferred Compensation and matching contributions which relate to such Deferred Compensation provided, however, that any such matching contributions which are not Vested shall be forfeited in lieu of distribution.

                           (g) Notwithstanding Section 4.2(f) above, a
                  Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution and/or recharacterization of Excess Contributions pursuant to

                  Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

                           (h) At Normal Retirement Date, or such other date
                  when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide additional benefits to the Participant or his Beneficiary.

                           (i) All amounts allocated to a Participant's Elective
                  Account may be treated as a Directed Investment Account pursuant to Section 4.13.

                           (j) Employer Elective Contributions made pursuant to
                  this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

                           (k) Salary reduction elections provided for herein
                  shall be implemented in accordance with the following:

                           (1) A Participant may commence making elective deferrals to the Plan only after first satisfying the eligibility and participation requirements specified in Article III. However, the Participant must make his initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 3.3. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. A Participant's election shall not have retroactive effect and shall remain in force until revoked.

                           (2) A Participant may modify a prior election during the Plan Year and concurrently make a new election with the Administrator within a reasonable time before the pay period for which such modification is to be effective. However, modifications to a salary deferral election shall only be permitted semi-annually during election periods established by the Administrator prior to the first day of a Plan Year and the first day of the seventh month of a Plan Year. Any modification shall not have retroactive effect and shall remain in force until revoked.

                           (3) A Participant may elect prospectively to revoke his salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

4.3  TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION

                  An Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year.

                  However, Employer Elective Contributions accumulated through payroll deductions shall be paid to the at the time determined by the Administrator, but in any event within ninety (90) days from the date on which such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor Regulation Section 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Elective Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

4.4  ALLOCATION OF CONTRIBUTION AND EARNINGS

                           (a) The Administrator shall establish and maintain an
                  account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as set forth herein.

                           (b) Each Employer shall provide the Administrator
                  with all information required by the Administrator to make a proper allocation of the Employer's contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

                           (1) With respect to the Employer's Elective
                           Contribution made pursuant to Section 4.1(a), to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the year.


                           (2) With respect to the Employer's Non-Elective Contribution made pursuant to Section 4.l(b), to each Participant's Matching Account in accordance with Section 4.1(b).

                           (c) As of each Anniversary Date any amounts which
                  became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with
                  Section 6.4(f)(2). The remaining Forfeitures, if any, shall be used to reduce the contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur.

                           (d) For any Top Heavy Plan Year, Employees not
                  otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum allocation provided for in Section 4.4(g) if eligible pursuant to the provisions of Section 4.4(i).

                           (e) Participants who are not actively employed on the
                  last day of the Plan Year due to Retirement (Normal or Late), Total and Permanent Disability or death shall share in the allocation of contributions for that Plan Year only if otherwise eligible in accordance with this Section.

                           (f) As of each Anniversary Date or other valuation
                  date, after allocation of Employer contributions and after allocation of Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts bear to the total of all Participants' and Former Participants' nonsegregated accounts as of such date.

                                    Participants' transfers from other qualified
                  plans and voluntary contributions deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

                           (g) Minimum Allocations Required for Top Heavy Plan
                  Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer's contributions allocated to the Participant's Combined Account of each Employee shall be equal to at least three percent (3%) of such Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (1) the sum of the Employer's contributions allocated to the Participant's Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer's contributions allocated to the Participant's Combined Account of each Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's Deferred Compensation and matching contributions needed to satisfy the "Actual Contribution Percentage" tests pursuant to Section 4.7(a) shall not be taken into account.

                                    However, no such minimum allocation shall be
                  required in this Plan for any Employee who participates in another defined contribution plan subject to Code Section 412 providing such benefits included with this Plan in a Required Aggregation Group.

                           (h) For purposes of the minimum allocations set forth
                  above, the percentage allocated to the Participant's Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contributions allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

                           (i) For any Top Heavy Plan Year, the minimum
                  allocations set forth above shall be allocated to the Participant's Combined Account of all Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

                           (j) In lieu of the above, if an Employee participates
                  in this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, a minimum allocation of five percent (5%) of "415 Compensation" shall be provided under this Plan.

                                    The extra minimum allocation (required by
                  Section 4.9(m) to provide higher limitations) will not be provided.

                           (k) In addition to other applicable limitations set
                  forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                                    For Plan Years beginning on or after
                  January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

                                    If Compensation for any prior determination
                  period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                           (l) Notwithstanding anything herein to the contrary,
                  Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

                           (m) If a Former Participant is reemployed after five
                  (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

                           (1) one account for nonforfeitable benefits attributable to pre-break service; and

                           (2) one account representing his status in the Plan attributable to post-break service.

                           (n) Notwithstanding anything to the contrary, for
                  Plan Years beginning after December 31, 1989, if this is a Plan that would otherwise fail to meet the requirements of Code Section 401(a)(26), 410(b)(1) or 410(b)(2)(A)(i) and the
                  Regulations thereunder because Employer contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

                           (1) The group of Participants eligible to share in the Employer's contribution for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.


                           (2) If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution for the Plan Year shall be further expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

                           (3) Nothing in this Section shall permit the reduction of a Participant's accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the

                           Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

4.5  ACTUAL DEFERRAL PERCENTAGE TESTS

                           (a) Maximum Annual Allocation: For each Plan Year
                  beginning after December 31, 1986, the annual allocation derived from Employer Elective Contributions to a Participant's Elective Account shall satisfy one of the following tests:

                           (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non- Highly Compensated Participant group multiplied by 1.25, or

                           (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

                                            However, for Plan Years beginning
                           after December 31, 1988, in order to prevent the multiple use of the alternative method described in
                           (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

                           (b) For the purposes of this Section "Actual Deferral
                  Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated

                  Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant's Elective Account for such Plan Year, to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by an Employer.

                           (c) For the purposes of Sections 4.5(a) and 4.6, a
                  Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to
                  Section 4.2.

                           (d) For the purposes of this Section, and Code
                  Section 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Section 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Section 401(a)(4), 410(b) and 401(k). Plans may be aggregated under this paragraph (e) for Plan Years beginning after December 31, 1989 only if they have the same plan year.

                                    Notwithstanding the above, for Plan Years
                  beginning after December 31, 1988, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Section 401(a)(4), 410(b) and 401(k).

                           (e) For the purposes of this Section, if a Highly
                  Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409 for Plan Years beginning after December 31, 1988) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, for Plan Years beginning after December 31, 1988, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

4.6  ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

                  In the event that the initial allocations of the Employer's Elective Contributions made pursuant to Section 4.4 do not satisfy one of the tests set forth in Section 4.5(a) for Plan Years beginning after December 31, 1986, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

                           (a) On or before the fifteenth day of the third month
                  following the end of each Plan Year, the Highly Compensated Participant having the highest actual deferral ratio shall have his portion of Excess Contributions distributed to him and/or at his election recharacterized as a voluntary Employee contribution pursuant to Section 4.12 until one of the tests set forth in Section 4.5(a) is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process shall continue until one of the tests set forth in Section 4.5(a) is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by his "414(s) Compensation." However, in determining the amount of Excess Contributions to be distributed and/or recharacterized with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly

                  Compensated Participant for his taxable year ending with or within such Plan Year.

                           (1) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                                    (i) may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

                                    (ii) shall be made simultaneously from
                                    Deferred Compensation and matching
                                    contributions which relate to such Deferred
                                    Compensation provided, however, that any such matching contributions which are not Vested shall be forfeited in lieu of distribution;

                                    (iii) shall be adjusted for Income; and

                                    (iv) shall be designated by the Employer as a distribution of Excess Contributions (and Income).

                           (2) With respect to the recharacterization of Excess Contributions pursuant to (a) above, such recharacterized amounts:

                                    (i) shall be deemed to have occurred on the date on which the last of those Highly Compensated Participants with Excess Contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;

                                    (ii) shall not exceed the amount of Deferred
                                    Compensation on behalf of any Highly
                                    Compensated Participant for any Plan Year;


                                    (iii) shall be treated as voluntary Employee contributions for purposes of Code Section 401(a)(4) and Regulation Section 1.401(k)- 1(b). However, for purposes of Sections 2.2 and 4.4(g), recharacterized Excess Contributions continue to be treated as Employer contributions that are Deferred Compensation. For Plan Years beginning after December 31, 1988, Excess Contributions recharacterized as voluntary Employee contributions shall continue to be nonforfeitable and subject to the same distribution rules provided for in
                                    Section 4.2(c);

                                    (iv) are not permitted if the amount
                                    recharacterized plus voluntary Employee
                                    contributions actually made by such Highly
                                    Compensated Participant, exceed the maximum amount of voluntary Employee contributions (determined prior to application of Section 4.7(a)) that such Highly Compensated Participant is permitted to make under the Plan in the absence of recharacterization; and

                                    (v) shall be adjusted for Income.

                           (3) Any distribution and/or recharacterization of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution and/or recharacterization of Excess Contributions and Income.

                           (4) The determination and correction of Excess Contributions of a Highly Compensated Participant whose actual deferral ratio is determined under the family aggregation rules shall be accomplished by reducing the actual deferral ratio as required herein, and the Excess Contributions for the family unit shall then be allocated among the Family Members in proportion to the Elective Contributions of each Family Member that were combined to determine the group actual deferral ratio. Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to be compliance with this paragraph.

                           (b) Within twelve (12) months after the end of the
                  Plan Year, the Employer may make a special Qualified NonElective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants.

                           (c) If during a Plan Year the projected aggregate
                  amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.5(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.6(a) each affected Highly Compensated Participant's deferral election made pursuant to Section 4.2 by an amount necessary to satisfy one of the tests set forth in Section 4.5(a).

4.7  ACTUAL CONTRIBUTION PERCENTAGE TESTS

                           (a) The "Actual Contribution Percentage" for Plan
                  Years beginning after December 31, 1986 for the Highly Compensated Participant group shall not exceed the greater of:

                           (1) 125 percent of such percentage for the Non-Highly Compensated Participant group; and

                           (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points. However, for Plan Years beginning after December 31, 1988, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation Section 1.401(m)-2. The provisions of Code Section 401(m) and Regulation Sections 1.401(m)-1(b) and 1.401(m)-2 are
                           incorporated herein by reference.


                           (b) For the purposes of this Section and Section 4.8,
                  "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each
                  Participant in each group) of:

                           (1) the sum of Employer matching contributions made pursuant to Section 4.1(b), voluntary Employee contributions made pursuant to Section 4.12 and Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) on behalf of each such Participant for such Plan Year; to

                           (2) the Participant's "414(s) Compensation" for such Plan Year.

                           (c) For purposes of determining the "Actual
                  Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to Section 4.8(d), only Employer matching contributions (excluding Employer matching contributions forfeited or distributed pursuant to Sections 4.2(f) and 4.6(a)(1) or forfeited pursuant to Section 4.8(a)) contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions pursuant to
                  Section 4.1(b) or voluntary Employee contributions pursuant to
                  Section 4.12 allocated to their accounts, elective deferrals (as defined in Regulation Section 1.402(g)- 1(b)) and qualified non-elective contributions (as defined in Code
                  Section 401(m)(4)(C)) contributed to any plan maintained by an Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation Section 1.401(m)-1(b)(5) which is incorporated herein by reference. However, for Plan Years beginning after December 31, 1988, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.


                           (d) For purposes of this Section and Code Section
                  401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Section 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)as in effect for Plan Years beginning after December 31, 1988), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Section 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Section 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. Plans may be aggregated under this paragraph (e) for Plan Years beginning after December 31, 1988, only if they have the same plan year.

                                    Notwithstanding the above, for Plan Years
                  beginning after December 31, 1988, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Section 401(a)(4), 410(b) and 401(m).

                           (e) If a Highly Compensated Participant is a
                  Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409 for Plan Years beginning after December 31, 1988) which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's actual contribution ratio. However, for Plan Years beginning after December 31, 1988, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

                           (f) For purposes of Sections 4.7(a) and 4.8, a Highly
                  Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions pursuant to Section 4.1(b) (whether or not a deferral election was made or suspended pursuant to Section 4.2(e)) or voluntary Employee contributions pursuant to
                  Section 4.12 (whether or not voluntary Employee contributions are made) allocated to his account for the Plan Year.

4.8  ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

                           (a) In the event that, for Plan Years beginning after
                  December 31, 1986, the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non- Highly Compensated Participant group pursuant to Section 4.7(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the highest actual contribution ratio, his Vested portion of Excess Aggregate Contributions (and Income allocable to such contributions) and, if forfeitable, forfeit such non- Vested Excess Aggregate Contributions attributable to Employer matching contributions (and Income allocable to such forfeiture) until either one of the tests set forth in Section 4.7(a) is satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant having the second highest actual contribution ratio. This process shall continue until one of the tests set forth in Section 4.7(a) is satisfied. The distribution and/or forfeiture of Excess Aggregate Contributions shall be made in the following order:

                           (1) Voluntary Employee contributions including Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a)(2);

                           (2) Employer matching contributions.

                                    If the correction of Excess Aggregate
                  Contributions attributable to Employer matching contributions is not in proportion to the Vested and non- Vested portion of such contributions, then the Vested portion of the Participant's Matching Account attributable to Employer matching contributions after the correction shall be subject to Section 6.5(f).

                           (b) Any distribution and/or forfeiture of less than
                  the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution and/or forfeiture of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with
                  Section 4.4.

                           (c) Excess Aggregate Contributions attributable to
                  amounts other than voluntary Employee contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of Code Section 404 and 415 even if distributed from the Plan.

                                    Forfeited matching contributions that are
                  reallocated to Participants' Accounts for the Plan Year in which the forfeiture occurs shall be treated as an "annual addition" pursuant to Section 4.9(b), for the Participants to whose Accounts they are reallocated and for the Participants from whose Accounts they are forfeited.

                           (d) For each Highly Compensated Participant, the
                  amount of Excess Aggregate Contributions is equal to the Employer matching contributions made pursuant to Section 4.1(b), voluntary Employee contributions made pursuant to

                  Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by his "414(s) Compensation." The actual contribution ratio must be rounded to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the amount of Employer matching contributions made pursuant to Section 4.1(b), voluntary Employee contributions made pursuant to Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of such Highly Compensated Participant for such Plan Year.

                           (e) The determination of the amount of Excess
                  Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as voluntary Employee contributions due to recharacterization pursuant to Section 4.6(a).

                           (f) If during a Plan Year the projected aggregate
                  amount of Employer matching contributions, voluntary Employee contributions and Excess Contributions recharacterized as voluntary Employee contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.7(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.8(a) each affected Highly Compensated Participant's projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.7(a).

                           (g) Notwithstanding the above, within twelve (12)
                  months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.7(a). Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants. A separate accounting shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests pursuant to Section 4.5(a).

4.9  MAXIMUM ANNUAL ADDITIONS

                           (a) Notwithstanding the foregoing, the maximum
                  "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of:

                           (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)) or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year." For any short "limitation year," the dollar limitation in
                           (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).


                           (b) For purposes of applying the limitations of Code
                  Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) Employee contributions for "limitation years" beginning after December 31, 1986, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code
                  Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code
                  Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

                           (c) For purposes of applying the limitations of Code
                  Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of
                  Section 4.9(b)(2): (1) rollover contributions (as defined in Code Section 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3));
                  (2) repayments of loans made to a Participant from the Plan;
                  (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and
                  (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

                           (d) For purposes of applying the limitations of Code
                  Section 415, the "limitation year" shall be the Plan Year.

                           (e) The dollar limitation under Code Section
                  415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

                           (f) For the purpose of this Section, all qualified
                  defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

                           (g) For the purpose of this Section, if the Employer
                  is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code
                  Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m) or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

                           (h) For the purpose of this Section, if this Plan is
                  a Code Section 413(c) plan, all Employers of a

                  Participant who maintain this Plan will be considered to be a single Employer.

                           (i) (1) If a Participant participates in more than
                  one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

                           (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

                           (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by
                           (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

                           (j) If an Employee is (or has been) a Participant in
                  one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

                           (k) The defined benefit plan fraction for any
                  "limitation year" is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the "limitation year" under Code Section 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b).

                                    Notwithstanding the above, if the
                  Participant was a Participant as of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last "limitation year" beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all "limitation years" beginning before January 1, 1987.

                           (l) The defined contribution plan fraction for any
                  "limitation year" is a fraction, the numerator of which is the sum of the annual additions to the Participant's Matching Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior "limitation years" (including the annual additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior "limitation years" of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any "limitation year" is the lesser of 125 percent of the dollar limitation determined under Code Section 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

                                    If the Employee was a Participant as of the
                  end of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last "limitation year" beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first "limitation year" beginning on or after January 1, 1987. The annual addition for any "limitation year" beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as annual additions.

                           (m) Notwithstanding the foregoing, for any
                  "limitation year" commencing before January 1, 2000 in which the Plan is a Top Heavy Plan, 100 percent shall be substituted for 125 percent in Sections 4.9(k) and 4.9(l) unless the extra minimum allocation is being provided pursuant to Section 4.4. However, for any "limitation year" in which the percentage of account balances of Participants who are key employees exceed 90% and employer contributions and forfeitures allocatable to the accounts of Participants who are not key employees does not equal at least 4% of the 415 Compensation of each such Participant, 100 percent shall be substituted for 125 percent.

                           (n) If the sum of the defined benefit plan fraction
                  and the defined contribution plan fraction shall exceed 1.0 in any "limitation year" for any Participant in this Plan, the Administrator shall limit, to the extent necessary, the "annual additions" to such Participant's accounts for such "limitation year." If, after limiting the "annual additions" to such Participant's accounts for the "limitation year," the sum of the defined benefit plan fraction and the defined contribution plan fraction still exceed 1.0, the Administrator shall then adjust the numerator of the defined benefit plan fraction so that the sum of both fractions shall not exceed
                  1.0 in any "limitation year" for such Participant.

                           (o) Notwithstanding anything contained in this
                  Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

4.10  ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

                           (a) If, as a result of a reasonable error in
                  estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.9 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) distribute any elective deferrals (within the meaning of Code
                  Section 402(g)(3)) or return any voluntary Employee contributions credited for the "limitation year" to the extent that the return would reduce the "excess amount" in the Participant's accounts (2) hold any "excess amount" remaining after the return of any elective deferrals or voluntary Employee contributions in a "Section 415 suspense account" (3) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the "limitation year," or if the Participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year" (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."

                           (b) For purposes of this Article, "excess amount" for
                  any Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.9.

                           (c) For purposes of this Section, "Section 415
                  suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year." The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

4.11  TRANSFERS FROM QUALIFIED PLANS

                           (a) With the consent of the Administrator, amounts
                  may be transferred from other qualified plans by Eligible Employees, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account herein referred to as a "Participant's Rollover Account." Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                           (b) Amounts in a Participant's Rollover Account shall
                  be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraphs (c) and (d) of this Section.

                           (c) Except as permitted by Regulations (including
                  Regulation Section 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation Section 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation Section 1.401(k)-1(d).

                           (d) At Normal Retirement Date, or such other date
                  when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

                           (e) The Administrator may direct that employee
                  transfers made after a valuation date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

                           (f) All amounts allocated to a Participant's Rollover
                  Account may be treated as a Directed Investment Account pursuant to Section 4.13.

                           (g) For purposes of this Section, the term "qualified
                  plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within sixty (60) days following his receipt thereof or are transferred pursuant to a direct rollover;
                  (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

                           (h) Prior to accepting any transfers to which this
                  Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

                           (i) This Plan shall not accept any direct or indirect
                  transfers (as that term is defined and interpreted under Code
                  Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

                           (j) Notwithstanding anything herein to the contrary,
                  a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 7.1.

4.12  VOLUNTARY CONTRIBUTIONS

                           (a) In order to allow Participants the opportunity to
                  increase their retirement income, each Participant may elect to contribute to the Plan on an after-tax basis a portion of his Compensation earned while a Participant under this Plan in any whole percentage between 1% and 17%, provided that, when considered together with the Participant's deferral election made pursuant to Section 4.2, such aggregate percentage does not exceed 17%. The amount contributed shall be paid to the Trustee within a reasonable period of time but in no event later than ninety (90) days after the contribution is withheld from the Participant's pay check. The balance in each Participant's Voluntary Contribution Account attributable to such contributions shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                           (b) A Participant may elect to withdraw his voluntary
                  contributions from his Voluntary Contribution Account and the actual earnings thereon at the times determined by the Administrator from time to time and in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. If the Administrator maintains sub-accounts with respect to voluntary contributions (and earnings thereon) which were made on or before a specified date, a Participant shall be permitted to designate which sub-account shall be the source for his withdrawal.

                                    In the event such a withdrawal is made, or
                  in the event a Participant has received a hardship distribution pursuant to Regulation Section 1.401(k)- 1(d)(2)(iv)(B) from any other plan maintained by an Employer, then such Participant shall be barred from making any voluntary contributions to the Trust Fund for a period of twelve (12) months after receipt of the withdrawal or distribution.

                           (c) At Normal Retirement Date, or such other date
                  when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Voluntary Contribution Account shall be used to provide additional benefits to the Participant or his Beneficiary.

                           (d) The Administrator may direct that voluntary
                  contributions made after a valuation date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

                           (e) All amounts allocated to a Voluntary Contribution
                  Account may be treated as a Directed Investment Account pursuant to Section 4.13.

4.13  DIRECTED INVESTMENT ACCOUNT

                           (a) The Administrator, in his sole discretion, may
                  determine that all Participants be permitted to direct the Trustee as to the investment of all or a portion of the interest in any one or more of their individual account balances. If such authorization is given, Participants may, subject to a procedure established by the Administrator and applied in a uniform nondiscriminatory manner, direct the Trustee in writing, or in such other manner designated by the Administrator, to invest any portion of their account permitted by the Administrator in specific assets, specific funds or other investments permitted under the Plan and any directed investment procedure. That portion of the account of any Participant so directing will thereupon be considered a Directed Investment Account, which shall not share in Trust Fund earnings.

                           (b) A separate Directed Investment Account shall be
                  established for each Participant who has directed an investment. Transfers between the Participant's regular account and his Directed Investment Account shall be charged and credited as the case may be to each account. The Directed Investment Account shall not share in Trust Fund earnings, but it shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to such account.

                                    ARTICLE V

                                   VALUATIONS


5.1  VALUATION OF THE TRUST FUND

                  The Administrator shall determine the dates, each date herein called "valuation date," on which the net worth of the assets comprising the Trust Fund as it exists on the "valuation date" shall be determined.

5.2  METHOD OF VALUATION

                  Except as otherwise provided in any agreement with respect to the Trust Fund, in determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the "valuation date." If such securities were not traded on the "valuation date," or if the exchange on which they are traded was not open for business on the "valuation date," then the securities shall be valued at the prices at which they were last traded prior to the "valuation date." Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the "valuation date," which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.


                                   ARTICLE VI

                   DETERMINATION AND DISTRIBUTION OF BENEFITS


6.1  DETERMINATION OF BENEFITS UPON RETIREMENT

                  Each Participant may terminate his employment with an Employer and retire for the purposes hereof on his Normal Retirement Date. However, a Participant may postpone the termination of his employment with an Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until his Late Retirement Date. The Vested balance of the Aggregate Account of a Participant who has terminated his employment with the Employers and Affiliates shall be distributed in accordance with Section 6.5 as soon as practicable after the end of the Plan Year in which his Normal Retirement Date occurs. Except as required by law, a Participant who has attained his Normal Retirement Date and who is employed by an Employer or Affiliate shall not be entitled to a distribution of his Vested interest in his Aggregate Account.

6.2  DETERMINATION OF BENEFITS UPON DEATH

                           (a) Upon the death of a Participant before his
                  Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

                           (b) Upon the death of a Former Participant, the
                  Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

                           (c) Any security interest held by the Plan by reason
                  of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the death benefit.

                           (d) The Administrator may require such proper proof
                  of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                           (e) The Beneficiary of the death benefit payable
                  pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

                           (1) the spouse has waived the right to be the Participant's Beneficiary, or

                           (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414 (p) which provides otherwise), or

                           (3) the Participant has no spouse, or

                           (4) the spouse cannot be located.

                  In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A

                  Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

                           (f) Any consent by the Participant's spouse to waive
                  any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

6.3  DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

                  In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 6.5 and 6.7, shall distribute to such Participant all amounts credited to such Participant's Combined Account as though he had retired.

6.4  DETERMINATION OF BENEFITS UPON TERMINATION

                           (a) On or before the Anniversary Date coinciding with
                  or subsequent to the termination of a Participant's employment for any reason other than death, Total and Permanent Disability or retirement, the Administrator may direct the Trustee to segregate the amount of the Vested portion of such Terminated Participant's Combined Account and invest the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit, common or collective trust fund of a bank or a deferred annuity. In the event the Vested portion of a Participant's Combined Account is not segregated, the amount shall remain in a separate account for the Terminated Participant and share in allocations pursuant to Section 4.4 until such time as a distribution is made to the Terminated Participant.

                                    Distribution of the funds due to a
                  Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of an Employer (upon the Participant's death, Total and Permanent Disability or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee to cause the entire Vested portion of the Terminated Participant's Combined Account to be payable to such Terminated Participant. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code
                  Section 411(a)(11) and the Regulations thereunder.

                                    If the value of a Terminated Participant's
                  Vested benefit under the Plan derived from Employer and Employee contributions does not exceed $5,000 and has never exceeded $5,000 at the time of any prior distribution, the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

                           (b) The Vested portion of any Participant's Matching
                  Account shall be a percentage of the total amount credited to his Participant's Matching Account determined on the basis of the Participant's number of Years of Service according to the following schedule:


                                Vesting Schedule
                        Years of Service     Percentage
                        ----------------     ----------
                                1               25 %
                                2               50 %
                                3               75 %
                                4              100 %

                           (c) Notwithstanding the vesting schedule above, the
                  Vested percentage of a Participant's Matching Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

                           (d) Notwithstanding the vesting schedule above, upon
                  the complete discontinuance of an Employer's contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

                           (e) The computation of a Participant's nonforfeitable
                  percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the

                  Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                           (1) the adoption date of the amendment,

                           (2) the effective date of the amendment, or

                           (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

                           (f) (1) If any Former Participant shall be reemployed
                  by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

                           (2) If any Former Participant shall be re-employed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former participant had received a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. In the event the Former Participant does repay the full amount distributed to him, the undistributed portion of the Participant's Matching Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other valuation date coinciding with or preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring during the. year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Accounts.

                           (3) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

                                    (i) If a Former Participant has a 1-Year
                                    Break in Service, his pre-break and
                                    post-break service shall be used for
                                    computing Years of Service for eligibility and for vesting purposes only after he has been employed for one (1) Year of Service following the date of his reemployment with the Employer;

                                    (ii) Any Former Participant who under the
                                    Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

                                    (iii) After five (5) consecutive 1-Year
                                    Breaks in Service, a Former Participant's
                                    Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

                                    (iv) If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes one (1) Year of Service for eligibility purposes following his reemployment with the Employer, he shall participate in the Plan retroactively from his date of reemployment;

                                    (v) If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes a Year of Service (a 1-Year Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from the first day of the Plan Year during which he completes one (1) Year of Service.

6.5  DISTRIBUTION OF BENEFITS

                           (a) The Administrator, pursuant to the election
                  of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:

                           (1) One lump-sum payment in cash;

                           (2) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. The period over which such payment is to be made shall not extend beyond the lesser of ten (10) years or the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

                           (b) Any distribution to a Participant who has a
                  benefit which exceeds, or has ever exceeded, $5,000 at the time of any prior distribution shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

                           (1) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5(c).

                           (2) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                           (3) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                           (4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                                    If a distribution is one to which Code
                  Section 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Regulation Section 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                           (c) Notwithstanding any provision in the Plan to the
                  contrary, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation Section 1.401(a)(9)-2), the provisions of which are incorporated herein by reference to the extent required to be applied by law:

                           (1) A Participant's benefits shall be distributed to him not later than 60 days after the end of the Plan Year which contains the later of the Participant's 65th birthday and the date of the Participant's termination of employment, provided, however, that in the case of a Participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, the required beginning date of such Participant's distribution shall be the April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2. Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over a period certain measured by the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations.

                           (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code
                           Section 401(a)(9)(G) and the Regulations thereunder.

                                            Additionally, for calendar years
                           beginning before 1989, distributions may also be made under an alternative method which provides that the then present value of the payments to be made over the period of the Participant's life expectancy exceeds fifty percent (50%) of the then present value of the total payments to be made to the Participant and his Beneficiaries.

                           (d) For purposes of this Section, the life expectancy
                  of a Participant and a Participant's spouse may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation Section 1.72-9.

                           (e) All annuity Contracts under this Plan shall be
                  non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

                           (f) If a distribution is made at a time when a
                  Participant is not fully Vested in his Participant's Matching Account (employment has not terminated) and the Participant may increase the Vested percentage in such account:

                           (1) a separate account shall be established for the Participant's interest in the Plan as of the time of the distribution; and

                           (2) at any relevant time, the Participant's Vested portion of the separate account shall be equal to an amount ("X") determined by the formula:

                           x equals P(AB plus (R x D)) - (R x D)

                           For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the


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                           account balance at the relevant time to the account
                           balance after distribution.

6.6  DISTRIBUTION OF BENEFITS UPON DEATH

                           (a) (1) The death benefit payable pursuant to Section
                  6.2 shall be paid to the Participant's Beneficiary within a reasonable time after the Participant's death by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary) subject, however, to the rules specified in
                  Section 6.6(b):

                                    (i) One lump-sum payment in cash;

                                    (ii) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

                           (2) In the event the death benefit payable pursuant to Section 6.2 is payable in installments, then, upon the death of the Participant, the Administrator may direct the Trustee to segregate the death benefit into a separate account, and the Trustee shall invest such segregated account separately, and the funds accumulated in such account shall be used for the payment of the installments.

                           (b) Notwithstanding any provision in the Plan to the
                  contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his


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


                  death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

                                    However, the 5-year distribution requirement
                  of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion shall be distributed over a period not extending beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

                           (c) For purposes of this Section, the life expectancy
                  of a Participant and a Participant's spouse may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation Section 1.72-9.

6.7  TIME OF SEGREGATION OR DISTRIBUTION

                  Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution or to commence a series of payments on or as of an Anniversary Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant


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


attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

6.8  DISTRIBUTION FOR MINOR BENEFICIARY

                  In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.9  LOCATION OF PARTICIPANT OR BENEFICIARY

                  In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the ability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

6.10  ADVANCE DISTRIBUTION FOR HARDSHIP

                           (a) The Administrator, at the election of the
                  Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year from $500.00 up to the lesser of 100% of his Participant's Elective Account valued as of the last Anniversary Date or other valuation date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the valuation date immediately preceding the date of distribution, and the Participant's Elective Account shall be reduced accordingly. The determination of whether an immediate and heavy financial need exists shall be based on all relevant facts and circumstances including, but not limited to, any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. A need shall not be disqualified because it


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


                  was reasonably foreseeable or voluntarily incurred. Withdrawal under this Section shall be authorized if the distribution is on account of:

                           (1) Expenses for medical care described in Code
                           Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care;

                           (2) The costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                           (3) Funeral expenses for a member of the Participant's family;

                           (4) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents; or

                           (5) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                           (b) No distribution shall be made pursuant to this
                  Section unless the Administrator determines, based upon all relevant facts and circumstances, that the amount to be distributed is not in excess of the amount required to relieve the financial need and that such need cannot be satisfied from other resources reasonably available to the Participant. For this purpose, the Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant. A distribution may be treated as necessary to satisfy a financial need if the Administrator relies upon the Participant's representation that the need cannot be relieved:

                           (1) Through reimbursement or compensation by insurance or otherwise;

                           (2) By reasonable liquidation of the Participant's assets, to the extent such liquidation could not itself increase the amount of the need;

                           (3) By cessation of elective deferrals and voluntary Employee contributions under the Plan; or


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


                           (4) By other distributions or loans from the Plan or any other qualified retirement plan, or by borrowing from commercial sources on reasonable commercial terms, to the extent such amount would not themselves increase the amount of the need.

                           (c) Notwithstanding the above, for Plan Years
                  beginning after December 31, 1988, distributions from the Participant's Elective Account pursuant to this Section shall be limited, as of the date of distribution, to the Participant's Elective Account as of the end of the last Plan Year ending before July 1, 1989, plus the total Participant's Deferred Compensation after such date, reduced by the amount of any previous distributions pursuant to this Section.

                           (d) Any distribution made pursuant to this Section
                  shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code
                  Section 411(a)(11) and the Regulations thereunder.

                           (e) No distribution shall be made pursuant to this
                  Section unless the Participant's elective deferrals are suspended for at least twelve (12) months from the date of receipt of the hardship distribution.

6.11  QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

                  All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under he Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

6.12  DIRECT ROLLOVER

                           (a) This Section applies to distributions made on or
                  after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution that is at least equal to $200 (or such other amount determined from time to time by the Administrator) paid directly to an eligible


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


                  retirement plan specified by the distributee in a direct rollover.

                           (b) For purposes of this Section the following
                  definitions shall apply:

                           (1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                           (2) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code
                           Section 408(b), an annuity plan described in Code
                           Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                           (3) A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                           (4) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


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


6.13  TRANSFER OF INTEREST

                  Notwithstanding any other provision contained in this Plan, upon receipt of the written election of a Participant, the Administrator shall direct the Trustee to transfer the Vested interest, if any, of such Participant in his account to another trust forming part of a pension, profit sharing or stock bonus plan of the Employer which meets and is represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made; and further provided that any such transfer shall not eliminate or reduce a benefit protected under Code Section 411(d)(6) and is conditioned on a voluntary, fully informed election by the Participant.


                                   ARTICLE VII

                    AMENDMENT, TERMINATION, MERGERS AND LOANS


7.1  AMENDMENT

                           (a) The Company shall have the right at any time to
                  amend the Plan. Any such amendment shall be adopted by formal action of the Company's board of directors and executed by an officer authorized to act on behalf of the Company. Any such amendment shall become effective as provided therein upon its execution. Notwithstanding the foregoing sentences of this subsection (a), (i) the Company may delegate its right to amend the Plan to the Administrator or other person and (ii) an amendment may become effective on a retroactive basis, to the extent permitted under the law.

                           (b) No amendment to the Plan shall be effective if it
                  authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of an Employer.

                           (c) Except as permitted by Regulations, no Plan
                  amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to


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


                  benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

7.2  TERMINATION

                           (a) The Company shall have the right at any time to
                  terminate the Plan. Upon any full or partial termination, all amounts credited to the affected Participants' Combined Accounts shall become 100% Vested as provided n Section 6.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

                           (b) Upon the full termination of the Plan, the
                  Company shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 7.1(c).

7.3  MERGER OR CONSOLIDATION

                  This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 7.1(c).

7.4  LOANS TO PARTICIPANTS

                           (a) The Administrator shall establish and administer
                  a written loan program pursuant to which any Participant who is an Employee (or party-in-interest as required by the U.S. Department of Labor) may request to borrow funds from the Plan.

                           (b) The loan program may be modified or amended in
                  writing from time to time without the necessity of amending this Section.


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


                                  ARTICLE VIII

                                  MISCELLANEOUS


8.1  PARTICIPANT'S RIGHTS

                  This Plan shall not be deemed to constitute a contract between an Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a participant of this Plan.

8.2  ALIENATION

                           (a) Subject to the exceptions provided below, no
                  benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

                           (b) This provision shall not apply to the extent a
                  Participant or Beneficiary is indebted to the Plan, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such loan indebtedness shall be paid by the Trustee to the Trustee or the Administrator at the direction of the Administrator, to apply against or discharge such loan indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such loan indebtedness is to be so paid in whole or part from his Participant's Combined Account. If the Participant or Beneficiary does not agree that he loan indebtedness is a valid claim against his Vested Participant's Combined Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.12 and 2.13.


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


                           (c) This provision shall not apply to a "qualified
                  domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order, " a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

8.3  CONSTRUCTION OF PLAN

                  This Plan shall be construed and enforced according to the Act and the laws of the State of New Jersey, other than its laws respecting choice of law, to the extent not preempted by the Act.

8.4  GENDER AND NUMBER

                  Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

8.5  LEGAL ACTION

                  In the event any claim, suit, or proceeding is brought regarding the Plan to which the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Administrator, the Administrator (and the members of any committee serving as Administrator) shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

8.6  PROHIBITION AGAINST DIVERSION OF FUNDS

                           (a) Except as provided below and otherwise
                  specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of

                  Participants, Retired Participants, or their
                  Beneficiaries.

                           (b) In the event an Employer shall make an excessive
                  contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

8.7  BONDING

                  Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

8.8  EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

                  Neither any Employer nor any successor to an Employer shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

8.9  RECEIPT AND RELEASE FOR PAYMENTS

                  Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employers, either of whom may require such Participant, legal representative,

Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Company.

8.10  ACTION BY AN EMPLOYER

                  Whenever an Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

8.11  NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

                  The "named Fiduciaries" of this Plan are (1) the Company, and
(2) the Administrator. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Company shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

8.12  HEADINGS

                  The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

8.13  APPROVAL BY INTERNAL REVENUE SERVICE

                           (a) Notwithstanding anything herein to the contrary,
                  contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

                           (b) Notwithstanding any provisions to the contrary,
                  except Sections 3.6, 3.7, and 4.1(d), any contribution by an Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

8.14  UNIFORMITY

                  All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.


                                   ARTICLE IX

                             PARTICIPATING EMPLOYERS


9.1  ADOPTION BY OTHER EMPLOYERS

                  Notwithstanding anything herein to the contrary, with the consent of the Company, any Affiliate may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

9.2  REQUIREMENTS OF PARTICIPATING EMPLOYERS

                           (a) Each such Participating Employer shall be
                  required to use the same Trustee as provided in this Plan.

                           (b) The Trustee may, but shall not be required to,
                  commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof. However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.

                           (c) All rights and values forfeited by termination of
                  employment shall inure only to the benefit of the Participants of the Employer by which the forfeiting Participant was employed.


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                           (d) Any expenses of the Trust which are to be paid by
                  the Employers or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

9.3  DESIGNATION OF AGENT

                  Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Company as its agent.

9.4  EMPLOYEE TRANSFERS

                  It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

9.5  DISCONTINUANCE OF PARTICIPATION

                  Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. The Company shall direct the Trustee to transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants employed by such Participating Employer to such new trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees, provided however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with
Section 7.1(c). If no successor is designated, the Company shall direct the Trustee to retain such assets for the Employees of said Participating Employer pursuant to the provisions of the Trust. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the Employees of such Participating Employer.

9.6  ADMINISTRATOR'S AUTHORITY

                  The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.


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                                    ARTICLE X

                        PARTICIPANTS' STOCKHOLDER RIGHTS


10.1  VOTING SHARES OF THE COMMON STOCK OF BIG FLOWER HOLDINGS, INC.

                  Pursuant to the terms of the trust agreement between the Trustee and the Company, the Trustee shall vote, in person or by proxy, shares of common stock of Big Flower Holdings, Inc. held by the Trustee and represented by units which are credited to a Participant's account in accordance with instructions timely obtained from such Participant. Each Participant shall be entitled to give voting instructions with respect to the number of shares of common stock of Big Flower Holdings, Inc. represented by units credited to his account as of the valuation date coinciding with or immediately preceding the shareholder record date for such vote. Written notice of any meeting of stockholders of Big Flower Holdings, Inc., or other occasion for the exercise of voting rights, and a request for voting instructions shall be given by the Administrator or the Trustee, at such time and in such manner as the Administrator shall determine, to each Participant entitled to give instructions for voting shares of common stock of Big Flower Holdings, Inc. at such meeting or occasion. The Company shall establish and pay for a means by which a Participant can expeditiously deliver to the Administrator voting instructions addressed to the Trustee. All shares of common stock of Big Flower Holdings, Inc. represented by units credited to Participants' accounts for which no timely voting instructions are received, to the extent permitted by law, shall be voted by the Trustee in the same proportions as shares represented by units credited to Participants' accounts for which timely instructions are received. The Trustee, to the extent permitted by law, shall vote any shares of common stock of Big Flower Holdings, Inc. represented by units not credited to Participants' accounts in the same proportions as shares represented by units credited to Participants' accounts for which timely instructions are received.

10.2  TENDER OFFERS

                           (a) Rights of Participants. In the event a tender or
                  exchange offer is made to the shareholders of Big Flower Holdings, Inc. to transfer all or a portion of their shares of common stock of Big Flower Holdings, Inc. in return for valuable consideration, including but not limited to, offers regulated by section 14(d) of the Securities Exchange Act of 1934, as amended, the Trustee shall respond to such tender or exchange offer in respect of shares of common stock of Big Flower Holdings, Inc. held by the Trustee which are represented by units credited to a Participant's account in accordance with instructions timely obtained from such Participant. Each Participant shall be entitled to give instructions with respect to tendering or withdrawing from tender such


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                  shares. A Participant shall not be limited in the number of instructions to tender or withdraw from tender which he can give, but a Participant shall not have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee pursuant to subsection (c) below. Except as otherwise required by law, the Trustee shall not tender any shares of common stock of Big Flower Holdings, Inc. represented by units credited to Participants' accounts for which no timely instructions are received. The Trustee, to the extent permitted by law, shall respond to any such tender or exchange offer in respect of all shares of common stock of Big Flower Holdings, Inc. represented by units not credited to Participants' accounts in the same proportions as shares represented by units credited to Participants' accounts for which timely instructions are received.

                           (b) Duties of the Administrator. Within a reasonable
                  time after the commencement of a tender or exchange offer, the Administrator or the Trustee shall provide to each
                  Participant:

                           (1) the offer to purchase or exchange as distributed by the offeror to the shareholders of Big Flower Holdings, Inc.;

                           (2) a statement of the shares of common stock of Big Flower Holdings, Inc. represented by units credited to his account; and

                           (3) directions as to the means by which a Participant can give instructions with respect to the tender or exchange offer.

                  The Company shall establish and pay for a means by which a Participant can expeditiously deliver to the Administrator instructions addressed to the Trustee with respect to a tender or exchange offer. The Administrator shall transmit to the Trustee the aggregate numbers of shares to be tendered or withheld from tender repre senting instructions of Participants. The Administrator, at its election, may engage an agent to receive instructions from Participants and transmit them to the Trustee.

                           (c) Duties of the Trustee. The Trustee shall follow
                  the instructions of the Participants with respect to the tender or exchange offer as transmitted to the Trustee. The Trustee may establish a reasonable time, taking into account the time restrictions of the tender


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                  or exchange offer, after which it shall not accept
                  instructions of Participants.

10.3  APPLICABILITY

                  In the case of a Beneficiary of a deceased Participant, or an alternate payee under a qualified domestic relations order for whom an account has been established under this Plan, such Beneficiary or alternate payee, as the case may be, shall have the same rights and shall otherwise be treated in the same manner for purposes of this Article X as the Participant on whose behalf the account initially was established.

10.4  CONFIDENTIALITY

                  Notwithstanding anything contained herein to the contrary, all instructions and directions received by the Trustee from Participants pursuant to this Article X shall be maintained by the Trustee as confidential and shall not be disclosed to any person, including but not limited to, any Employer or any Employee, officer or director of any Employer; provided, however, that such instructions and directions may be relayed by the Trustee to a recordkeeper, auditor or other person who regularly provides services to the Plan.


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                  IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.


Signed, sealed, and delivered
in the presence of:


                                                   WEBCRAFT, INC.

/s/ ANDREA GREY                                    By /s/ WILLIAM S. HOUGH



---------------------------
WITNESSES AS TO EMPLOYER


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